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                                   EXHIBIT 21
                                   ----------

                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

         The following is a list of the names of each subsidiary of Regent Communications, Inc. and each subsidiary of a subsidiary of Regent Communications, Inc., the jurisdiction of incorporation of each such subsidiary, and any other name or names under which such subsidiary does business.

                                                 Jurisdiction of             Other
Name of Subsidiary                                Incorporation           Business Names
------------------                                -------------           --------------

Regent Broadcasting, Inc.                          Delaware            --
Regent Broadcasting of Albany, Inc.                Delaware            WQBJ(FM), WQBK(FM), WABT(FM),
                                                                       WGNA(FM), WGNA(AM),
                                                                       WTMM(AM)
Regent Broadcasting of Chico, Inc.                 Delaware            KFMF(FM), KALF(FM), KQPT(FM),
                                                                       KZAP(FM)
Regent Broadcasting of El Paso, Inc.               Delaware            KSII(FM), KLAQ(FM), KROD(AM)
Regent Broadcasting of Erie, Inc.                  Delaware            WXKC(FM), WXTA(FM), WRIE(AM)
Regent Broadcasting of Flagstaff, Inc.             Delaware
Regent Broadcasting of Flint, Inc.                 Delaware            WCRZ(FM), WWBN(FM), WFNT(AM)
Regent Broadcasting of Grand Rapids, Inc.          Delaware            WLHT(FM), WGRD(FM),
                                                                       WTRV(FM), WNWZ(AM)
Regent Broadcasting of Kingman, Inc.               Delaware            --
Regent Broadcasting of Lake Tahoe, Inc.            Delaware            --
Regent Broadcasting of Lexington, Inc.             Delaware            --

Regent Broadcasting Midwest, Inc.                  Delaware            --
Regent Broadcasting of Mansfield, Inc.             Delaware            --
Regent Broadcasting of Palmdale, Inc.              Delaware            KTPI(FM), KOSS(FM), KAVC(AM)
Regent Broadcasting of Redding, Inc.               Delaware            KSHA(FM), KNNN(FM), KRDG(FM), KRRX(FM),
                                                                       KNRO(AM), KQMS(AM)
Regent Broadcasting of San Diego, Inc.             Delaware            --
Regent Broadcasting of South Carolina, Inc.        Delaware            --
Regent Broadcasting of St. Cloud, Inc.             Delaware            KMXK(FM), WWJO(FM), WJON(AM)
Regent Broadcasting of Utica/Rome, Inc.            Delaware            WODZ(FM), WLZW(FM), WFRG(FM), WRUN(AM),
                                                                       WIBX(AM)
Regent Broadcasting of Watertown, Inc.             Delaware            WCIZ(FM), WFRY(FM), WTNY(AM),
                                                                       WNER(AM)
Regent Broadcasting West Coast, Inc.               California          --
Regent Licensee of Chico, Inc.                     Delaware            --
Regent Licensee of El Paso, Inc.                   Delaware            --
Regent Licensee of Erie, Inc.                      Delaware            --
Regent Licensee of Flagstaff, Inc.                 Delaware            --
Regent Licensee of Kingman, Inc.                   Delaware            --
Regent Licensee of Lake Tahoe, Inc.                Delaware            --
Regent Licensee of Lexington, Inc.                 Delaware            --

Regent Licensee of Mansfield, Inc.                 Delaware            --
Regent Licensee of Palmdale, Inc.                  Delaware            --
Regent Licensee of Redding, Inc.                   Delaware            --


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Regent Licensee of San Diego, Inc.                 Delaware            --
Regent Licensee of South Carolina, Inc.            Delaware            --
Regent Licensee of St. Cloud, Inc.                 Delaware            --
Regent Licensee of Utica/Rome, Inc.                Delaware            --
Regent Licensee of Watertown, Inc.                 Delaware            --